Exhibit 10.1

FORM OF

INTERCOMPANY NOTE

_______, 200__

For value received, CPG INTERNATIONAL HOLDINGS LP (formerly known as Compression Polymers Holding I LP, together with its successors and permitted assigns, the “Payor”), hereby promises to pay on demand to the order of AZEK BUILDING PRODUCTS INC. (together with its successors and permitted assigns, the “Payee”), the unpaid principal amount of $_________, in lawful money of the United States of America in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like money, on a monthly basis, such interest to accrue at the short-term applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code. All such payments of principal and interest shall be made without offset, counterclaim or deduction of any kind in lawful money of the United States of America in immediately available funds at such location in the United States of America as the relevant Payee shall designate from time to time.

Upon the commencement by or against the Payor of any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Payor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Payor.

The Payee is hereby authorized (but not required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this intercompany note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This intercompany note (the “Intercompany Note”) is one of the intercompany notes referred to in the Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), among the Payee, the lenders as may from time to time become parties thereto, Wachovia Bank, National Association, as agent for the lenders thereunder, and General Electric Capital Corporation, as syndication agent and the other parties thereto, and is subject to the terms and provisions thereof. This Intercompany Note shall be pledged by the Payee pursuant to the Loan Agreement. The Payor hereby acknowledges and agrees that the Agent pursuant to and as defined in the Loan Agreement may exercise all rights provided therein with respect to this Intercompany Note.

This Intercompany Note, and the obligations of the Payor hereunder, shall be subordinate and junior in right of payment to all Senior Debt (as defined in Section 1 of Annex A hereto) on the terms and conditions set forth in Annex A hereto. Annex A hereto is incorporated herein by reference in its entirety and is a part of this Intercompany Note to the same extent as if it had been set forth in its entirety in this Intercompany Note.

THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

CPG International holdings lp By:
Name:
Title:

Pay to the order of
AZEK BUILDING PRODUCTS INC. By:
Name:
Title:

ANNEX A

•          Definitions. Capitalized terms defined in the Loan Agreement (as defined in the promissory note to which this Annex A is attached (the “Intercompany Note”)) or another document evidencing Senior Debt, and not otherwise defined herein have, as used in this Annex A, the respective meanings provided for therein, as applicable. The following additional terms, as used herein, have the following respective meanings:

“Senior Loan Agreement Debt” means the Obligations, including any Obligations the proceeds of which are used to refinance other Obligations, in each case whether now owed or hereafter arising, whether fixed or contingent, whether for principal, premium (if any), interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to a bankruptcy, insolvency or reorganization), expenses, indemnifications, reimbursement or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

“Senior Debt” means the Senior Loan Agreement Debt and the Senior Notes Debt.

“Senior Notes Debt” means the obligations under the Senior Fixed Rate Notes and the Senior Floating Rate Notes, including any such obligations the proceeds of which are used to refinance other such obligations, in each case whether now owed or hereafter arising, whether fixed or contingent, whether for principal, premium (if any), interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to a bankruptcy, insolvency or reorganization), expenses, indemnifications, reimbursement or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

“Subordinated Debt” means all principal of and interest on all obligations, liabilities and indebtedness of each Payor now or hereafter owing to the Payee or any other holder from time to time of the Intercompany Note under the Intercompany Note, whether fixed or contingent and whether for principal, interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Payor, whether or not allowed or allowable as a claim in any such proceeding), fees, expenses, indemnifications, reimbursement obligations, subrogation or contribution claims or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

•          Subordination by the Payee. The Payee and each other holder from time to time of the Intercompany Note by its acceptance thereof hereby covenants and agrees that the payment of the Subordinated Debt shall be subordinate and subject in right of payment, to the extent set forth herein, to the prior payment in full in cash of the Senior Debt. The provisions of this Annex A shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of the Senior Debt. The holders of the Senior Debt are hereby made obligees hereunder with the same force and effect as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

•	Priority and Payment Over in Certain Events.

(a)        Priority and Payment Over Upon Insolvency and Dissolution. In the event of (x) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Payor or its creditors, as such, or to its assets, or (y) any liquidation, dissolution or other winding up of the Payor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (z) any assignment for the benefit of creditors or other marshaling of assets and liabilities of the Payor, then and in any such event:

(i)        the holders of the Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Payee shall be entitled to receive and retain any direct or indirect payment on account of the principal, interest or other amounts due or to become due on the Subordinated Debt, including, without limitation, by exercise of any right of set off and any payment which might be payable or deliverable by reason of any other indebtedness being subordinated in right of payment to the Subordinated Debt; and

(ii)       any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt, shall be paid by the Payor or by the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Payor directly to the Agent to the extent necessary to pay all Senior Loan Agreement Debt in full in cash and, if the Senior Loan Agreement Debt is paid in full in cash, to the holders of the Senior Notes Debt.

The consolidation of the Payor with, or the merger of the Payor into, another Person or the liquidation or dissolution of the Payor following the conveyance or transfer of its assets substantially as an entirety to another Person upon terms and conditions permitted under the Loan Agreement and other documents evidencing the Senior Debt shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Payor for purposes of this Section 3(a) if the Person formed by such consolidation or into which the Payor is merged or the Person which acquires by conveyance or transfer such property and assets substantially as an entirety, as the case may be, shall comply with the conditions set forth in the Loan Agreement and other documents evidencing the Senior Debt as a prerequisite for such consolidation, merger, conveyance or transfer.

(b)       Payment on Subordinated Debt Suspended When Senior Debt is in Default. In the event and during the continuation of any Default or Event of Default under the Loan Agreement or under any other agreement or instrument evidencing or securing any Senior Debt, then unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist and any resulting acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such Default or Event of Default, then no direct or indirect payment, including any payment which may be payable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt, shall be made by or on behalf of the Payor on account of the principal of or interest on the Subordinated Debt or on account of the purchase or other acquisition by it of the Subordinated Debt. The provisions of this Section 3(b) shall not apply to any payment with respect to which Section 3(a) would be applicable.

(c)        Rights and Obligations of the Payees. If, notwithstanding the foregoing provisions of this Section 3, the Payee or other holder of the Subordinated Debt shall have received any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Payor which is subordinated to the payment of the Subordinated Debt, before all amounts due or to become due on or in respect of all Senior Debt have been irrevocably paid in full in cash, then and in such event such payment or distribution shall be received in trust for the holders of the Senior Debt and shall be forthwith paid over or delivered by the Payee or other holder of the Subordinated Debt receiving the same directly to the Agent or, to the extent legally required, to the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making such payment or distribution of assets of the Payor, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of the Senior Debt. To the

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extent such payment or distribution is insufficient to pay all Senior Debt in full, it shall be applied first to the payment to the holders of the Senior Loan Agreement Debt, and if the Senior Loan Agreement Debt is paid in full in cash, then to the holders of the Senior Notes Debt.

•          Rights of the Holders of Senior Debt Not to be Impaired. No right of the Agent or any other Secured Parties or any other present or future holder of the Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by the Agent or any other such Secured Parties or such other holder of the Senior Debt or by any noncompliance by the Payee with the terms and provisions and covenants herein regardless of any knowledge thereof the Agent or any other such Secured Party or such other holder of the Senior Debt may have or otherwise be charged with. The holders of the Senior Debt may, without in any way affecting the obligations of the Payee or any other holder of the Subordinated Debt with respect thereto, at any time or from time to time in their absolute discretion, change the manner, place or terms or payment of, change or extend the time or payment of or renew or alter any Senior Debt, or amend, supplement or modify any agreement or instrument governing or evidencing such Senior Debt or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Debt including, without limitation, the waiver of any Default or Event of Default thereunder and the release of any collateral securing such Senior Debt, all without notice to or assent from the Payee or any other holder of the Subordinated Debt. The provisions of this Annex A are intended to be for the benefit of the Agent, the Secured Parties and each other holder of the Senior Debt and shall be enforceable directly by the Agent, or other Secured Party, or any other present or future holder of the Senior Debt, as applicable.

•          Restriction on Assignment of Subordinated Debt. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees not to sell, assign or transfer all or any part of the Subordinated Debt while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to the provisions of this Annex A. The Payee represents that no other subordination of the Subordinated Debt is in existence on the date hereof, and the Payee agrees that the Subordinated Debt will not be subordinated to any indebtedness other than the Senior Debt.

•          Reliance on Subordination. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred at the request of the Payee and all other holders from time to time of the Subordinated Debt and in reliance upon the subordination of the Subordinated Debt pursuant to this Annex A.

•          Actions Against the Payors; Exercise of Remedies. Neither the Payee nor any other holder of the Subordinated Debt will (i) commence (unless the Agent or Secured Parties, or other holders of the Senior Debt, as applicable, shall have commenced) any action or proceeding against the Payor to recover all or any part of the Subordinated Debt or (ii) join with any creditor (unless the Agent or the Secured Parties, or other holders of the Senior Debt, as applicable, shall also join) in bringing any proceeding against the Payor under the United States Bankruptcy Code or any other state, federal or foreign insolvency statute unless and until, in each case, the Senior Debt shall have been irrevocably paid in full in cash. Neither the Payee nor any other holder of the Subordinated Debt will ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash, property or securities or by set off or in any other manner (including, without limitation, from or by way of attachment or seizure of or foreclosure upon any property or assets of the Payor which may now or hereafter constitute collateral for any Subordinated Debt), payment of all or any part of the Subordinated Debt if an Event of Default shall have occurred and be continuing under the Loan Agreement or under any other agreement or instrument evidencing or securing the Senior Debt unless and until all Senior Debt shall have been irrevocably paid in full in cash or the benefits of this sentence waived by or on behalf of the Secured Parties or the other holder or holders of the Senior Debt.

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•          Subrogation. The Payee or other holder from time to time of the Subordinated Debt shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Payor applicable to the Senior Debt until all amount owing on the Subordinated Debt has been paid in full; provided that neither the Payee nor any other holder of the Subordinated Debt shall enforce any payment by way of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) until all amounts payable under or with respect to the Senior Debt have been irrevocably paid in full in cash. For the purposes of the rights of subrogation set forth in this Section 8, no payments or distributions to any Secured Parties or other holder or holders of the Senior Debt of any cash, property or securities to which the Payee or other holder or holders of the Subordinated Debt would be entitled but for the provisions of this Annex A, and no payments over pursuant to the provisions of this Annex A to any Secured Party or other holder or holders of the Senior Debt by the Payee or other holder or holders of the Subordinated Debt, shall, as among the Payor, its creditors (other than the Secured Party and any other holder or holders of the Senior Debt) and the Payee and other holder or holders of the Subordinated Debt, be deemed to be a payment or distribution by the Payor to or on account of the Senior Debt, it being understood that the provisions of this Annex A are solely for the purpose of defining the relative rights of the Secured Parties or any other holder or holders of the Senior Debt and the Payee and any other holder or holders of the Subordinated Debt. If any payment or distribution to which the Payee or other holder or holders of the Subordinated Debt would otherwise have been entitled but for the provisions of this Annex A shall have been applied, pursuant to the provisions of this Annex A, to the payment of all amounts payable under the Senior Debt, then the Payee or other holder or holders of the Subordinated Debt shall be entitled to receive from the Secured Parties or other holder or holders of the Senior Debt at the time outstanding any payments or distributions received by the Secured Parties or such holder or holders of the Senior Debt in excess of the amount sufficient to irrevocably pay all amounts under or in respect of the Senior Debt in full in cash.

•          Waiver of UCC Provisions. If any applicable provisions of the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction (the “UCC”) requires the Agent or any other Secured Party or holder of the Senior Debt or any representative thereof to notify any Payee or other holder of the Subordinated Debt that the Agent or such other Secured Party or holder of the Senior Debt (or representative thereof) will foreclose or otherwise realize upon any collateral or other property provided to secure the Senior Debt, whether pursuant to Article 5 of the UCC or otherwise, the Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof hereby waives, to the extent permitted by applicable law, all such required notice(s) and, to the extent such requirement of notice may not be waived under applicable law, agrees that five business days’ written notice of any such foreclosure or other realization shall be commercially reasonable. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof further waives, to the extent permitted by applicable law, any and all rights it may have to require the Agent or any other Secured Party or other holder of the Senior Debt (or representative thereof) to marshal any collateral or other property provided as security for the Senior Debt and any and all other rights and remedies now or hereafter available to the Payee or such other holder of the Subordinated Debt under Section 9-504 of the UCC. The Payee and each other holder from time to time of the Subordinated Debt by its acceptance thereof agrees that the Agent and any other Secured Party or holder of the Senior Debt (or representative thereof) may sell inventory that constitutes collateral or other security for any Senior Debt pursuant to a repurchase agreement, that such sale shall not be deemed a transfer subject to Section 9-504(5) of the UCC or any similar provisions of any other applicable law (such provisions, to the extent otherwise applicable to such sale, being hereby waived), and that the repurchase of inventory by a seller under a repurchase agreement shall be a commercially reasonable method of disposition.

•          Proofs of Claim. The Payee and each other holder from time to time of Subordinated Debt may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Payee or such other holder allowed in any judicial proceedings relative to the Payor, its creditors or its property. If the Payor or any other holder from time to time of Subordinated Debt files

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any claim, proof of claim or similar instrument in any judicial proceeding referred to above and all Senior Debt has not been irrevocably paid in full in cash, the Payor or such other holder shall (i) file such claim, proof of claim or similar instrument on behalf of the Secured Parties and the other holder or holders of the Senior Debt as such Secured Parties’ or other holder’s or holders’ interests may appear and (ii) take all such other actions as may be appropriate to ensure that all payments and distributions made in respect of any such proceedings are made to the Agent, or the Secured Parties, as applicable, and any other holder or holders of the Senior Debt as its or their interests may appear; to the extent any such payment or distribution is insufficient to pay all Senior Debt in full, it shall be applied first to the payment to the holders of the Senior Loan Agreement Debt, and if the Senior Loan Agreement Debt is paid in full in cash, then to the holders of the Senior Notes Debt. Any term or provision of this Section 10 to the contrary notwithstanding, if any judicial proceeding referred to above is commenced by or against the Payor, and so long as all Senior Debt has not been irrevocably paid in full in cash: (i) the Agent, the Secured Parties, or any other holder or holders of the Senior Debtor (or representatives thereof), as applicable, are hereby irrevocably authorized and empowered (in each case, in its own name, as agent or representative on behalf of the Secured Parties or other holders of Senior Debt or in the name of the Payee or any other holder or holders from time to time of the Subordinated Debt or otherwise), but shall have no obligation, to (A) demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittance therefor and to file claims and proofs of claims and (B) exercise any voting rights otherwise attributable to the Payee or other holders of the Subordinated Debt in any such proceeding; (ii) the Payee or such other holder or holders of the Subordinated Debt shall duly and promptly take, for the account of the Secured Parties and any other holders or holders of the Senior Debt, such action as the Agent, the Secured Parties, or any other holder or holders of the Senior Debtor (or representatives thereof), as applicable, may request to collect all amounts payable by the Payor in respect of the Subordinated Debt and to file the appropriate claims or proofs of claim in respect of the Subordinated Debt; and (iii) the Payee and each other holder of Subordinated Debt shall, at the request of the Agent, the Secured Parties, or any other holder or holders of the Senior Debtor (or representatives thereof), as applicable, duly and promptly consent to or join in or stipulate its agreement with any action or position which the Agent, the Secured Parties and each other holder of the Senior Debt may take in any such judicial proceeding referred to above, including, without limitation, such actions and positions as the Agent, the Secured Parties or other holders of Senior Debt may take with respect to requests for relief from the automatic stay, for authority to use cash collateral or to use, sell or lease other property of the estate, for assumption, assignment or rejection of any executory contract and to obtain credit. The Payee and each other holder from time to time of Subordinated Debt by its acceptance thereof hereby appoints the Agent, the Secured Parties, or any other holder or holders of the Senior Debtor (or representatives thereof), as applicable, as its agent(s) and attorney(s) in fact, all acts of such attorney(s) being hereby ratified and confirmed and such appointment(s), being coupled with an interest, being irrevocable until the Senior Debt is irrevocably paid in full in cash, to exercise the rights and file the claims referred to in this Section 10 and to execute and deliver any documentation necessary for the exercise of such rights or to file such claims. Notwithstanding anything to the contrary contained herein, neither the Payee nor any other holder of Subordinated Debt shall file any claim or take any action which competes or interferes with the rights and interests of the Agent, the Secured Parties or any other holders of the Senior Debt under the Loan Agreement and any other agreement or instrument evidencing or securing the Senior Debt. Until the Senior Debt has been irrevocably paid in full in cash, neither the Payee nor any other holder of the Subordinated Debt will (in any proceeding of the type described herein) discharge all or any portion of the obligations of the Payor in respect of the Subordinated Debt, whether by forgiveness, receipt of capital stock, exercise of conversion privileges or otherwise, without the prior written consent of the Agent, the Secured Parties, or any other holder or holders of the Senior Debtor (or representatives thereof), as applicable.

•          Obligation of the Payors Unconditional. Nothing contained in this Annex A or in the Intercompany Note is intended to or shall impair, as between the Payor and the holder of the Intercompany Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder

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of the Intercompany Note the principal of and interest on the Intercompany Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Intercompany Note and creditors of the Payor other than the holders of the Senior Debt, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Intercompany Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Debt in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Intercompany Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Intercompany Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

•          Reinstatements in Certain Circumstances. If, at any time, all or part of any payment with respect to Senior Debt theretofore made by the Payor or any other Person is rescinded or must otherwise be returned by the holders of Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

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